EX-23.2
                           CONSENT OF COUNSEL

                             Brian F. Faulkner
                       A Professional Law Corporation
                        3900 Birch Street, Suite 113
                       Newport Beach, California 92660
                               (949) 975-0544


May 1, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  E.T. Corporation - Form S-8

Dear Sir/Madame:

     I have acted as counsel to E.T. Corporation (formerly eCom.com, Inc.), a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 10,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated Retainer Stock Plan for Non-Employee Directors and Consultants (Amendment No. 2). I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                       Sincerely,


                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner, Esq.